UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta T2R 0E7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2019, our company entered into an agreement (the “Extension Agreement”) extending the proposed closing date of the asset purchase agreement (the “Asset Purchase Agreement”) entered into on September 26, 2018. Pursuant to the Asset Purchase Agreement, our company agreed to purchase from a major Canadian oil and gas company a 100% working interest in three heavy oil leases covering a total of 20,719 hectares (51,200 acres) of heavy oil in north central Alberta (the “Transaction”) with a closing date of November 15, 2018, which may be extended in accordance with the Asset Purchase Agreement. Pursuant to the Extension Agreement, the closing date of the Transaction was extended by the parties to a date on or before November 19, 2019.

Item 8.01 Other Events

A copy of our press release dated September 20, 2019 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Extension Letter Agreement dated September 16, 2019
99.1	Press release dated September 20, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:	/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: September 25, 2019

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